Exhibit 99.1

MURPHY OIL ANNOUNCES EARNINGS

        EL DORADO, Arkansas, February 4, 2004 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the fourth quarter of 2003 was $58.7 million, $.63 per diluted share, compared to $57.6 million, $.62 per diluted share, in the fourth quarter a year ago. The fourth quarter of 2002 included income of $11.8 million, $.13 per share, from discontinued operations. Although earnings in the Company’s continuing exploration and production business were up $27.1 million in the 2003 quarter compared to the same period in 2002, the Company’s refining and marketing business incurred an $8.5 million higher loss in the just completed quarter.

        For the full year of 2003, the Company had net income of $294.2 million, $3.17 per diluted share, compared to $111.5 million, or $1.21 per diluted share, in 2002. The Company experienced a significant improvement in earnings in 2003 from its exploration and production business, primarily due to higher oil and natural gas sales prices and higher oil sales volumes.

        Further information explaining the fourth quarter and full year 2003 results compared to the same periods of 2002 is included in the following two discussion sections. Summary financial data and operating statistics for these periods are presented in the tables on pages 7 through 13 of this release.

      Fourth Quarter 2003 compared to Fourth Quarter 2002

        The Company’s income from exploration and production operations was $84.1 million in the 2003 quarter compared to income from continuing operations of $57 million in the comparable 2002 quarter. The 2003 quarter had higher natural gas sales prices and higher oil sales volume. Also, the Company’s Canadian exploration and production operations recorded an $11.8 million income tax benefit in the 2003 period due to an enacted reduction in Federal and Alberta income tax rates. The 2002 quarter included a $22.5 million impairment of the Company’s investment in Destin Dome Blocks 56/57 in the Eastern Gulf of Mexico. Lower natural gas sales volumes in the 2003 period somewhat offset these favorable variances. The Company’s worldwide oil and condensate sales price averaged $25.69 per barrel in 2003, a 1% increase compared to the 2002 period. North American natural gas sales prices in 2003 improved by 18% compared to 2002 and averaged $4.38 per thousand cubic feet (MCF). Total hydrocarbon production was 123,763 barrels of oil equivalent per day in the 2003 quarter, down 1% from the same period in 2002. Oil production in the 2003 period averaged a Company-record 90,529 barrels per day, up 10% from the 2002 period. The improvement in oil production was attributable to higher production in the United States, Malaysia and Ecuador. In the United States, the Medusa and Habanero fields, the Company’s first two producing fields in the deepwater Gulf of Mexico, started up in the fourth quarter of 2003. The West Patricia field in Block SK309, shallow-water Malaysia, commenced production in May 2003 and oil production in Ecuador increased in the 2003 period due to start up of a new heavy oil pipeline that allows the Company and its partners to transport more oil for sale at the Pacific coast sales terminal. Oil production declined in the United Kingdom due to the sale in early 2003 of the Ninian and Columba fields. Total natural gas sales averaged 199 million cubic feet (MMCF) per day in the just completed period, down 22% from the last quarter of 2002. The lower sales volumes were mostly caused by a significant decline in production at the Ladyfern field in British Columbia. Production increased in the U.S. due in large part to the new Medusa and Habanero fields. Exploration expense totaled $37.3 million in the 2003 period, essentially flat with the prior year’s fourth quarter. The Company’s hedging program in 2003 reduced the average fourth quarter 2003 worldwide oil and North American natural gas sales prices by $1.87 per barrel and $.02 per MCF, respectively.

        The Company’s refining and marketing operations lost $12.9 million in the 2003 quarter compared to a loss of $4.4 million in the 2002 quarter. North American margins were lower during the 2003 quarter as refined product sales prices did not keep pace with crude oil prices. In addition, U.S. crude oil refining throughput was down significantly in 2003. Part of the fourth quarter was spent restarting the Meraux, Louisiana, refinery after a plant-wide turnaround and completion of the tie-in and start-up of a new hydrocracker unit. U.K. refining and marketing income improved significantly in the 2003 fourth quarter compared to 2002 due to better margins.

        The after-tax costs of corporate functions were $12.5 million in 2003, up from a net cost of $6.8 million in 2002. The added costs were caused by lower corporate income tax benefits, higher retirement plan costs and higher net interest costs.

      Year 2003 compared to Year 2002

        Total income from exploration and production operations was $326.2 million in 2003 compared to $161 million for 2002. Full-year 2003 oil and natural gas sales prices realized by the Company increased by 7% and 62%, respectively, compared to 2002. Worldwide crude oil and condensate prices averaged $25.27 per barrel in 2003 and $23.59 in 2002. The Company’s average sales price for North American natural gas improved from $2.94 per MCF in 2002 to $4.77 in 2003. Hydrocarbon production totaled 119,341 barrels of oil equivalent per day in 2003 compared to 125,859 in 2002. Total oil production rose by 9% in 2003 and averaged 83,452 barrels per day for the year – the highest annual oil production in Company history. Natural gas sales volumes declined by 27% in 2003 and averaged 215 MMCF per day. Higher oil production was mostly due to start up of the West Patricia field, offshore Malaysia. The lower natural gas sales volume was primarily caused by a production decline at the Ladyfern field in Canada. Exploration expense totaled $151.1 million in 2003, down slightly from $159.4 million in 2002, mostly due to lower costs in Malaysia in the latter period. A $34 million gain was realized in 2003 from the sale of the Ninian and Columba fields in the U.K. The Company’s hedging program reduced the worldwide crude oil and North American natural gas sales prices in 2003 by $2.25 per barrel and $.17 per MCF, respectively.

        The Company’s refining and marketing operations lost $11.2 million in 2003 compared to a loss of $39.9 million in 2002. North American operations lost $21.2 million in 2003 and $39.2 million in 2002, with the lower loss primarily related to better results in the retail marketing business. The 2003 loss included after-tax costs of $17.5 million related to a fire that destroyed the Residual Oil Supercritical Extractor (ROSE) unit at the Meraux refinery in June. Operations in the U.K. improved in 2003, with income amounting to $10 million compared to a loss of $.7 million in 2002, as margins were significantly stronger in the latter year.

        After-tax corporate costs amounted to $13.8 million in 2003 compared to costs of $23.6 million in 2002. The cost decrease was mostly caused by higher income tax benefits and a larger portion of interest costs being capitalized in 2003. These savings were partially offset by higher selling and general expenses in 2003.

      Comments and Look Forward

        Claiborne P. Deming, President and Chief Executive Officer, commented, “As we enter 2004, we have an exciting combination of a growing production profile, continued expansion of our retail marketing program at Wal-Mart stores, and several important exploration prospects to be drilled. The Medusa and Habanero fields will continue to ramp up production, and the Front Runner field starts up near the end of the third quarter. In our deepwater Gulf of Mexico exploration program, we will soon spud the Thunderhawk prospect (37.5%) in Mississippi Canyon Block 734. The Siakap exploration well, drilled in Block K (80%), offshore Sabah Malaysia, encountered non-commercial amounts of oil and will be plugged and abandoned. The rig will now move to drill the Kikeh No. 7 well to explore the down dip reservoir limit of the previously announced Kikeh discovery. Total hydrocarbon production in the first quarter of 2004 is projected to be 136,000 barrels of oil equivalent per day. Our retail marketing group will build approximately 160 more gasoline stations at Wal-Mart sites in the U.S. in 2004, after opening 117 stations during 2003. The Meraux refinery has signed a contract to rebuild the ROSE unit, and the unit is scheduled to be operational in the fourth quarter of 2004. While the ROSE unit is being rebuilt, the refinery will run a more expensive, lighter crude oil slate. We currently expect first quarter earnings to range between $.80 and $1.10 per share, with the primary variables being drilling results and refining and marketing margins.”

        The public is invited to access the Company’s conference call to discuss fourth quarter 2003 results on Thursday, February 5, at 12:00 p.m. CST either via the Internet through the Investor Relations section of Murphy’s website at http://www.murphyoilcorp.com or via the telephone by dialing 1-800-240-2430. The telephone reservation number for the call is 566232.

        The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

#####

MURPHY OIL CORPORATION FUNCTIONAL RESULTS OF OPERATIONS (Unaudited) (Millions of dollars)

	Three Months Ended December 31, 2003		Three Months Ended December 31, 2002
	Revenues	Income	Revenues	Income
Exploration and production
United States	$50.8	7.9	39.1	(13.9)
Canada	152.8	45.7	188.5	56.8
United Kingdom	44.5	18.8	47.3	16.0
Ecuador	16.3	6.7	5.7	2.5
Malaysia	37.0	10.6	—	(4.0)
Other international	1.4	(5.6)	.8	(.4)

	302.8	84.1	281.4	57.0

Refining and marketing
North America	1,036.0	(17.1)	758.9	(4.8)
United Kingdom	125.8	4.2	125.8	.4

	1,161.8	(12.9)	884.7	(4.4)

	1,464.6	71.2	1,166.1	52.6
Intersegment transfers elimination	(22.4)	—	(24.1)	—

	1,442.2	71.2	1,142.0	52.6
Corporate	6.6	(12.5)	1.0	(6.8)

Revenues/income from continuing operations	1,448.8	58.7	1,143.0	45.8
Discontinued operations, net of taxes	—	—	—	11.8

Total revenues/net income	$1,448.8	58.7	1,143.0	57.6

	Twelve Months Ended December 31, 2003		Twelve Months Ended December 31, 2002
	Revenues	Income	Revenues	Income
Exploration and production
United States	$196.7	23.3	158.3	(11.8)
Canada	663.7	189.0	610.5	157.0
United Kingdom	221.6	95.3	170.6	49.6
Ecuador	41.9	16.7	30.7	12.0
Malaysia	77.7	10.7	—	(43.0)
Other international	4.2	(8.8)	2.3	(2.8)

	1,205.8	326.2	972.4	161.0

Refining and marketing
North America	3,722.4	(21.2)	2,688.7	(39.2)
United Kingdom	483.8	10.0	404.5	(.7)

	4,206.2	(11.2)	3,093.2	(39.9)

	5,412.0	315.0	4,065.6	121.1
Intersegment transfers elimination	(76.8)	—	(86.7)	—

	5,335.2	315.0	3,978.9	121.1
Corporate	10.0	(13.8)	5.4	(23.6)

Revenues/income from continuing operations	5,345.2	301.2	3,984.3	97.5
Discontinued operations, net of taxes	—	—	—	14.0

Revenues/income before cumulative effect of
accounting change	5,345.2	301.2	3,984.3	111.5
Cumulative effect of accounting change, net of taxes	—	(7.0)	—	—

Total revenues/net income	$5,345.2	294.2	3,984.3	111.5

7

MURPHY OIL CORPORATION OIL AND GAS OPERATING RESULTS (Unaudited)

(Millions of dollars)	United States	Canada	United King- dom	Ecuador	Malaysia	Other	Synthetic Oil - Canada	Total
Three Months Ended December 31, 2003

Oil and gas sales and other operating revenues	$50.8	130.7	44.5	16.3	37.0	1.4	22.1	302.8
Production expenses	9.4	20.4	3.5	5.8	4.0	—	17.1	60.2
Depreciation, depletion and amortization	10.4	40.8	9.4	3.0	8.2	—	2.4	74.2
Accretion on discounted liabilities	.9	1.3	.6	—	.1	—	.1	3.0
Exploration expenses
Dry holes	4.2	8.0	—	—	4.3	4.0	—	20.5
Geological and geophysical	3.9	2.5	—	—	.9	.6	—	7.9
Other	1.7	.4	—	—	(.1)	—	—	2.0

	9.8	10.9	—	—	5.1	4.6	—	30.4
Undeveloped lease amortization	3.0	3.9	—	—	—	—	—	6.9

Total exploration expenses	12.8	14.8	—	—	5.1	4.6	—	37.3

Selling and general expenses	4.5	3.5	.4	.2	1.0	1.9	.2	11.7
Income tax provisions	4.9	5.8	11.8	.6	8.0	.5	.7	32.3

Results of operations (excluding
corporate overhead and interest)	$7.9	44.1	18.8	6.7	10.6	(5.6)	1.6	84.1

Three Months Ended December 31, 2002

Oil and gas sales and other operating revenues	$39.1	157.7	47.3	5.7	—	.8	30.8	281.4
Production expenses	8.5	24.5	9.4	2.2	—	—	12.6	57.2
Depreciation, depletion and amortization	7.8	45.4	9.5	1.0	.2	.1	2.3	66.3
Property impairments	22.5	—	—	—	—	—	—	22.5
Exploration expenses
Dry holes	14.0	6.0	(.1)	—	2.8	.1	—	22.8
Geological and geophysical	3.0	3.1	—	—	.7	(.1)	—	6.7
Other	1.4	.6	—	—	.3	—	—	2.3

	18.4	9.7	(.1)	—	3.8	—	—	31.8
Undeveloped lease amortization	2.6	3.6	—	—	—	—	—	6.2

Total exploration expenses	21.0	13.3	(.1)	—	3.8	—	—	38.0

Selling and general expenses	4.0	4.5	.9	—	—	1.2	.1	10.7
Income tax provisions (benefits)	(10.8)	24.1	11.6	—	—	(.1)	4.9	29.7

Results of operations (excluding discontinued
operations, corporate overhead and interest)	$(13.9)	45.9	16.0	2.5	(4.0)	(.4)	10.9	57.0

Twelve Months Ended December 31, 2003

Oil and gas sales and other operating revenues	$196.7	568.0	221.6	41.9	77.7	4.2	95.7	1,205.8
Production expenses	36.8	81.0	27.9	16.5	9.1	—	62.9	234.2
Depreciation, depletion and amortization	36.7	163.6	32.6	7.5	18.5	.2	9.1	268.2
Property impairments	3.0	—	—	—	—	—	—	3.0
Accretion on discounted liabilities	3.3	5.1	2.9	—	.3	.3	.4	12.3
Exploration expenses
Dry holes	36.4	24.7	(.1)	—	17.6	3.9	—	82.5
Geological and geophysical	10.9	8.5	—	—	13.6	1.0	—	34.0
Other	4.6	1.8	.4	—	.4	.2	—	7.4

	51.9	35.0	.3	—	31.6	5.1	—	123.9
Undeveloped lease amortization	11.5	15.6	.1	—	—	—	—	27.2

Total exploration expenses	63.4	50.6	.4	—	31.6	5.1	—	151.1

Selling and general expenses	17.0	19.3	2.7	.6	3.8	6.7	.6	50.7
Income tax provisions	13.2	77.8	59.8	.6	3.7	.7	4.3	160.1

Results of operations (excluding
corporate overhead and interest)	$23.3	170.6	95.3	16.7	10.7	(8.8)	18.4	326.2

Twelve Months Ended December 31, 2002

Oil and gas sales and other operating revenues	$158.3	504.2	170.6	30.7	—	2.3	106.3	972.4
Production expenses	43.7	88.5	35.9	12.8	—	—	48.7	229.6
Cost to repair storm damages	5.0	—	—	—	—	—	—	5.0
Depreciation, depletion and amortization	34.1	162.1	35.7	5.3	.9	.3	8.8	247.2
Property impairments	31.6	—	—	—	—	—	—	31.6
Exploration expenses
Dry holes	39.8	20.3	3.1	—	37.9	.1	—	101.2
Geological and geophysical	8.0	13.6	—	—	1.7	.1	—	23.4
Other	4.8	2.2	.7	—	2.5	—	—	10.2

	52.6	36.1	3.8	—	42.1	.2	—	134.8
Undeveloped lease amortization	10.5	14.1	—	—	—	—	—	24.6

Total exploration expenses	63.1	50.2	3.8	—	42.1	.2	—	159.4

Selling and general expenses	13.5	15.1	3.3	.6	—	5.5	.3	38.3
Income tax provisions (benefits)	(20.9)	64.2	42.3	—	—	(.9)	15.6	100.3

Results of operations (excluding discontinued
operations, corporate overhead and interest)	$(11.8)	124.1	49.6	12.0	(43.0)	(2.8)	32.9	161.0

8

MURPHY OIL CORPORATION SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited, except for twelve months ended December 31, 2002) (Thousands of dollars, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002

Revenues	$1,448,845	1,143,066	5,345,238	3,984,327

Costs and expenses
Crude oil, natural gas and product purchases	1,022,798	753,667	3,651,923	2,676,012
Operating expenses	172,234	147,863	626,740	540,019
Exploration expenses	37,353	38,022	151,132	159,429
Selling and general expenses	34,974	29,905	126,589	98,562
Depreciation, depletion and amortization	90,771	80,278	328,496	300,022
Impairment of long-lived assets	4,826	22,486	8,314	31,640
Accretion on discounted liabilities	3,040	—	12,366	—
Interest expense	15,063	14,714	57,751	51,504
Interest capitalized	(7,565)	(7,940)	(37,240)	(24,536)

Total costs and expenses	1,373,494	1,078,995	4,926,071	3,832,652

Income from continuing operations before income taxes	75,351	64,071	419,167	151,675
Income tax expense	16,689	18,301	117,977	54,165

Income from continuing operations	58,662	45,770	301,190	97,510
Discontinued operations, net of tax (including gain on
disposal in 2002 of $10,650)	—	11,867	—	13,998

Income before cumulative effect of change in	58,662	57,637	301,190	111,508
accounting principle
Cumulative effect of change in accounting principle	—	—	(6,993)	—

Net income	$58,662	57,637	294,197	111,508

Per Common share - Basic
Continuing operations	$.64	.50	3.28	1.07
Discontinued operations	—	.13	—	.15
Cumulative effect of change in accounting principle	—	—	(.08)	—

Net income	$.64	.63	3.20	1.22

Per Common share - Diluted
Continuing operations	$.63	.49	3.25	1.06
Discontinued operations	—	.13	—	.15
Cumulative effect of change in accounting principle	—	—	(.08)	—

Net income	$.63	.62	3.17	1.21

Cash dividends per Common share	$.20	.20	.80	.775

Average Common shares outstanding (thousands)
Basic	91,863	91,671	91,815	91,451
Diluted	93,071	92,630	92,743	92,135

9

MURPHY OIL CORPORATION SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited, except for twelve months ended December 31, 2002) (Thousands of dollars)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Operating Activities
Income from continuing operations	$58,662	45,770	301,190	97,510
Adjustments
Depreciation, depletion and amortization	90,771	80,278	328,496	300,022
Impairment of long-lived assets	4,826	22,486	8,314	31,640
Provision for major repairs	7,827	10,176	28,514	24,996
Expenditures for major repairs and
dismantlement costs	(5,614)	(3,367)	(66,528)	(15,188)
Dry holes	20,589	22,828	82,555	101,201
Amortization of undeveloped leases	6,928	6,265	27,189	24,634
Accretion on discounted liabilities	3,040	—	12,366	—
Deferred and noncurrent income tax charges	7,409	2,957	3,757	5,871
Pretax losses (gains) from dispositions of assets	(1,873)	52	(61,524)	(9,148)
Net (increase) decrease in noncash operating
working capital other than cash equivalents	(81,160)	93,978	(15,052)	(24,213)
Other	(2,415)	(16,589)	3,001	(10,356)

Net cash provided by continuing operations	108,990	264,834	652,278	526,969
Net cash provided by discontinued operations	—	321	—	5,875

Net cash provided by operating activities	108,990	265,155	652,278	532,844

Investing Activities
Property additions and dry holes	(232,574)	(219,425)	(937,776)	(834,056)
Proceeds from sale of assets	110,721	12,673	188,620	68,056
Other continuing operations - net	1,049	(2,100)	1,309	(2,177)
Investing activities of discontinued operations	—	7,175	—	6,731

Net cash required by investing activities	(120,804)	(201,677)	(747,847)	(761,446)

Financing Activities
Net (decrease) increase in debt	35,942	(11,587)	232,932	349,815
Cash dividends paid	(18,374)	(18,335)	(73,464)	(70,898)
Proceeds received from exercise of stock options
and employee stock purchase plan	719	1,643	3,598	25,131
Other	(1,461)	(90)	(1,533)	(2,778)

Net cash provided (required) by financing activities	16,826	(28,369)	161,533	301,270

Effect of exchange rate changes on cash and cash equivalents	10,302	3,472	21,504	9,637

Net increase in cash and cash equivalents	15,314	38,581	87,468	82,305
Cash and cash equivalents at beginning of period	237,111	126,376	164,957	82,652

Cash and cash equivalents at end of period	$252,425	164,957	252,425	164,957

10

MURPHY OIL CORPORATION OTHER FINANCIAL DATA (Unaudited, except for December 31, 2002) (Millions of dollars)

			Dec. 31, 2003	Dec. 31, 2002
Working capital			228.7	136.3
Total assets			4,712.2	3,885.8
Long-term debt
Notes payable			1,061.4	788.6
Nonrecourse debt			28.9	74.2
Stockholders’ equity			1,950.9	1,593.6

	Three Months Ended Ended December 31,		Twelve Months Ended Ended December 31,
	2003	2002	2003	2002
Capital expenditures
Continuing operations
Exploration and production
United States	$58.8	58.9	287.0	221.8
Canada	71.4	54.4	239.6	228.0
Other international	50.2	54.9	236.1	182.1

	180.4	168.2	762.7	631.9

Refining and marketing
North America	57.5	56.5	205.8	230.4
United Kingdom	4.3	3.2	9.6	4.3

	61.8	59.7	215.4	234.7

Corporate	.3	.5	1.1	1.1

	242.5	228.4	979.2	867.7
Discontinued operations	—	—	—	.4

Total capital expenditures	242.5	228.4	979.2	868.1

Charged to exploration expenses*
United States	9.8	18.4	51.9	52.6
Canada	10.9	9.7	35.0	36.1
Other international	9.7	3.7	37.0	46.1

Total charged to exploration expenses	30.4	31.8	123.9	134.8

Total capitalized	$212.1	196.6	855.3	733.3

*Excludes amortization of undeveloped leases of	$6.9	6.2	27.2	24.6

11

MURPHY OIL CORPORATION STATISTICAL SUMMARY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net crude oil, condensate and gas liquids produced - barrels a day	90,529	82,539	83,452	76,370
Continuing operations	90,529	81,559	83,452	75,213
Crude oil and condensate
United States	6,617	2,997	4,374	3,837
Canada - light	1,002	1,987	1,419	2,150
- heavy	10,911	9,453	9,962	9,484
- offshore	28,908	29,278	28,534	24,037
- synthetic	10,124	12,329	10,483	11,362
United Kingdom	11,703	19,474	14,513	18,180
Ecuador	8,793	4,445	5,172	4,544
Malaysia	10,665	—	7,301	—
Natural gas liquids
United States	136	224	152	291
Canada	1,471	1,242	1,369	1,206
United Kingdom	199	130	173	122
Discontinued operations	—	980	—	1,157
Net crude oil, condensate and gas liquids sold - barrels a day	92,523	83,217	83,255	76,073
Continuing operations	92,523	82,237	83,255	74,916
Crude oil and condensate
United States	6,617	2,997	4,374	3,837
Canada - light	1,002	1,987	1,419	2,150
- heavy	10,911	9,453	9,962	9,484
- offshore	27,334	32,976	28,542	23,935
- synthetic	10,124	12,329	10,483	11,362
United Kingdom	14,154	17,828	14,591	18,209
Ecuador	7,952	2,955	4,997	4,293
Malaysia	12,740	—	7,235	—
Natural gas liquids
United States	136	224	152	291
Canada	1,471	1,242	1,369	1,206
United Kingdom	82	246	131	149
Discontinued operations	—	980	—	1,157
Net natural gas sold - thousands of cubic feet a day	199,402	254,730	215,334	296,931
Continuing operations	199,402	251,380	215,334	292,892
United States	82,464	73,840	82,281	88,067
Canada	104,166	168,575	123,489	197,852
United Kingdom	12,772	8,965	9,564	6,973
Discontinued operations	—	3,350	—	4,039
Total hydrocarbons produced - equivalent barrels a day*	123,763	124,994	119,341	125,859
Total hydrocarbons sold - equivalent barrels a day*	125,757	125,672	119,144	125,562

*Natural gas converted on an energy equivalent basis of 6:1. 12

MURPHY OIL CORPORATION STATISTICAL SUMMARY (Continued)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2003		2002	2003		2002
Weighted average sales prices
Crude oil and condensate - dollars a barrel (1)
United States	$23.88	(3)	26.40	24.22	(3)	24.25
Canada (2) - light	28.75		24.97	27.39		22.60
- heavy	11.51	(3)	16.57	12.34	(3)	16.82
- offshore	28.29	(3)	27.08	27.08	(3)	25.36
- synthetic	23.86	(3)	27.13	24.97	(3)	25.64
United Kingdom	30.06		26.90	29.59		24.39
Ecuador	22.36		20.99	22.99		19.64
Malaysia	31.64		—	29.42		—
Natural gas liquids - dollars a barrel (1)
United States	$24.21		20.45	23.42		17.13
Canada (2)	25.37		19.78	24.53		16.35
United Kingdom	23.41		20.95	22.49		18.28
Natural gas - dollars a thousand cubic feet
United States (1)	$4.73	(3)	4.27	5.29	(3)	3.37
Canada (2)	4.11	(3)	3.49	4.52	(3)	2.74
United Kingdom (2)	4.28		3.05	3.50		2.76

Refinery inputs - barrels a day	147,184		158,675	129,395		154,842
North America	109,024		121,095	93,851		118,564
United Kingdom	38,160		37,580	35,544		36,278

Petroleum products sold - barrels a day	301,053		222,958	264,928		210,631
North America	264,808		187,470	229,876		176,427
Gasoline	186,137		120,997	162,911		112,281
Kerosine	3,840		6,386	4,388		5,818
Diesel and home heating oils	56,870		36,931	43,373		35,995
Residuals	12,148		15,810	10,972		13,759
Asphalt, LPG and other	5,813		7,346	8,232		8,574
United Kingdom	36,245		35,488	35,052		34,204
Gasoline	12,761		12,469	12,101		12,058
Kerosine	2,949		2,985	2,526		2,685
Diesel and home heating oils	12,769		15,289	13,506		14,574
Residuals	3,907		3,685	3,816		3,127
LPG and other	3,859		1,060	3,103		1,760

(1)	Includes intracompany transfers at market prices.

(2)	U.S. dollar equivalent.

(3)	Includes the effect of the Company’s 2003 hedging program.

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